UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[x]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to § 240.14a-12

TORTOISE ENERGY INFRASTRUCTURE CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check appropriate box):

[x]	No fee required
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

EXPLANATORY NOTE

TORTOISE ENERGY INFRASTRUCTURE CORPORATION
TORTOISE SUSTAINABLE AND SOCIAL IMPACT TERM FUND

5901 College Boulevard, Suite 400
Overland Park, Kansas 66211

SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 14, 2025

July 11, 2025

Explanatory Note

On July 10, 2025, Tortoise Energy Infrastructure Corporation (“TYG”) and Tortoise Sustainable and Social Impact Term Fund (“TEAF”) (each a “Company” and collectively, the “Companies”), filed a definitive proxy statement (the “Proxy Statement”) for the Companies’ combined 2025 annual meeting of stockholders (the “Annual Meeting”) with the U.S. Securities and Exchange Commission. The Companies are filing this supplement to the Proxy Statement (the “Supplement”) solely to correct the following two typographical errors included in the Proxy Statement as originally filed, which resulted in two inadvertent omissions of references to the name of director nominee Andrew Iseman. Capitalized terms used herein, but not otherwise defined, have the meanings ascribed to such terms in the Proxy Statement.

Correction to Disclosure on Page (ii) of the Proxy Statement:

•	The Question and Answer titled “HOW WILL MY SHARES BE VOTED IF I RETURN THE ACCOMPANYING PROXY CARD” on page (ii) of the Proxy Statement is hereby replaced in full to read as follows:

Q.       HOW WILL MY SHARES BE VOTED IF I RETURN THE ACCOMPANYING PROXY CARD?

A.       The shares represented by the accompanying form of proxy will be voted in accordance with the specifications made on the proxy if it is properly executed and received by the Company prior to or at the Meeting. Where a choice has been specified on the proxy card accompanying this Proxy Statement with respect to a matter, the shares represented by such proxy card will be voted in accordance with the choice specified.

If you return the accompanying proxy card that has been validly executed without indicating how your shares should be voted on a matter and you do not revoke your proxy, your proxy will be voted FOR the election of director nominees Thomas Florence, Alexandra A. Herger and Andrew J. Iseman (Proposal 1), FOR the ratification and appointment of Tait, Weller & Baker LLP as the Company’s independent registered public accounting firm for its fiscal year ended November 30, 2025 (Proposal 2) and FOR, ABSTAIN, OR AGAINST any other matters acted upon at the meeting in the discretion of the persons named as proxies and as permitted by federal proxy rules and by NYSE rules.

Correction to Disclosure on Page 15 of the Proxy Statement:

•	The section entitled “BOARD RECOMMENDATION” at the end of Proposal One at the bottom of page 15 of the Proxy Statement is hereby replaced in full to read as follows:

BOARD RECOMMENDATION

The Board of Directors of TYG, unanimously recommends that the common stockholders vote “for” Alexandra Herger and Andrew Iseman as a director and that the preferred stockholders vote “for” Thomas Florence, Alexandra Herger and Andrew Iseman as a director. The Board of Directors of TEAF unanimously recommends that the common stockholders vote “for” Thomas Florence, Alexandra Herger and Andrew Iseman as directors.

IMPORTANT INFORMATION

Except as specifically updated by the information contained above, all information set forth in the Proxy Statement remains unchanged. Stockholders do not need to take any action if they have already voted their shares for the Annual Meeting.